Cmoproj
UBS		12:39:10 pm July 23, 2004
Fixed Income Research	MAST0408C 15 year 6.1	Julie Park parkjua@fiunmr69
cmoproj.623		Page 1

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
3A1	35,870,516.02	5.25000	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	5.2500	07/30/04	15 year	5.52	178.07	250.0PSA	100:26

Senior Bond, 97.92 percent of deal

Price	PSA	PSA	PSA	PSA	PSA	PSA	PSA	PSA	PSA
	50	100	150	200	250	300	350	400	500
100:10	5.192	5.180	5.167	5.154	5.141	5.128	5.114	5.100	5.073
100:11	5.187	5.174	5.161	5.147	5.133	5.119	5.105	5.091	5.062
100:12	5.182	5.168	5.154	5.140	5.125	5.111	5.096	5.081	5.051
100:13	5.176	5.162	5.148	5.133	5.118	5.102	5.087	5.071	5.040
100:14	5.171	5.156	5.141	5.126	5.110	5.094	5.078	5.061	5.029
100:15	5.165	5.150	5.134	5.118	5.102	5.085	5.069	5.052	5.018
100:16	5.160	5.144	5.128	5.111	5.094	5.077	5.059	5.042	5.007
100:17	5.155	5.138	5.121	5.104	5.086	5.068	5.050	5.032	4.996

100:18	5.149	5.132	5.115	5.097	5.079	5.060	5.041	5.023	4.985
100:19	5.144	5.126	5.108	5.090	5.071	5.052	5.032	5.013	4.974
100:20	5.138	5.120	5.102	5.083	5.063	5.043	5.023	5.003	4.963
100:21	5.133	5.114	5.095	5.075	5.055	5.035	5.014	4.994	4.952
100:22	5.128	5.108	5.089	5.068	5.047	5.026	5.005	4.984	4.941
100:23	5.122	5.102	5.082	5.061	5.040	5.018	4.996	4.974	4.930
100:24	5.117	5.097	5.076	5.054	5.032	5.010	4.987	4.965	4.920
100:25	5.111	5.091	5.069	5.047	5.024	5.001	4.978	4.955	4.909

100:26	5.106	5.085	5.062	5.040	5.016	4.993	4.969	4.945	4.898
100:27	5.101	5.079	5.056	5.033	5.009	4.984	4.960	4.936	4.887
100:28	5.095	5.073	5.049	5.025	5.001	4.976	4.951	4.926	4.876
100:29	5.090	5.067	5.043	5.018	4.993	4.968	4.942	4.916	4.865
100:30	5.085	5.061	5.036	5.011	4.985	4.959	4.933	4.907	4.854
100:31	5.079	5.055	5.030	5.004	4.978	4.951	4.924	4.897	4.843
101:00	5.074	5.049	5.023	4.997	4.970	4.943	4.915	4.888	4.832
101:01	5.069	5.043	5.017	4.990	4.962	4.934	4.906	4.878	4.821

101:02	5.063	5.037	5.010	4.983	4.955	4.926	4.897	4.868	4.811
101:03	5.058	5.031	5.004	4.976	4.947	4.918	4.888	4.859	4.800
101:04	5.052	5.025	4.997	4.968	4.939	4.909	4.879	4.849	4.789
101:05	5.047	5.019	4.991	4.961	4.931	4.901	4.870	4.840	4.778
101:06	5.042	5.014	4.984	4.954	4.924	4.893	4.861	4.830	4.767
101:07	5.036	5.008	4.978	4.947	4.916	4.884	4.852	4.820	4.756
101:08	5.031	5.002	4.971	4.940	4.908	4.876	4.843	4.811	4.746
101:09	5.026	4.996	4.965	4.933	4.901	4.868	4.834	4.801	4.735
Avg Life	7.446	6.611	5.913	5.327	4.831	4.411	4.052	3.744	3.247
Duration	5.746	5.195	4.726	4.325	3.980	3.683	3.425	3.200	2.829
First Pay	8/04	8/04	8/04	8/04	8/04	8/04	8/04	8/04	8/04
Last Pay	7/19	7/19	7/19	7/19	7/19	7/19	7/19	7/19	7/19

The information contained herein is based on sources we believe to be reliable but its accuracy is not guaranteed. UBS PaineWebber Incorporated and/or Mitchell Hutchins Asset Management, Inc. affiliated companies and /or their officers, directors, employees or stockholders may at times have a position including an arbitrage or option position in the securities described herein and may sell or buy them to or from customers. These companies may from time to time act as a consultant to a company being reported upon.